UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Framark Drive

Victor, New York 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 Par Value	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

February 28, 2022, DSS, Inc. (the “Company”) entered into an Amendment to Stock Purchase Agreement (the “Amendment”) with its shareholder Alset EHome International Inc. (“AEI”), pursuant to which the Company and AEI have agreed to amend certain terms of the Stock Purchase Agreement dated January 25, 2022 (the “SPA”). Pursuant to the SPA, AEI had agreed to purchase 44,619,423 shares of the Company’s common stock for a purchase price of $0.3810 per share, for an aggregate purchase price of $17,000,000. Pursuant to the Amendment, the number of shares of the common stock of the Company that the AEI will purchase has been reduced to 3,986,877 shares for an aggregate purchase price of $1,519,000. In addition, the Company’s Executive Chairman and a significant stockholder, Chan Heng Fai, is the Chairman, Chief Executive Officer and largest shareholder of AEI. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment to Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On February 28, 2022, the Company entered into a Stock Purchase Agreement with Alset EHome International Inc. (the “True Partner Revised Stock Purchase Agreement”), pursuant to which AEI has agreed to sell a subsidiary holding 62,122,908 shares of stock of True Partner Capital Holding Limited exchange for 17,570,948 shares of common stock of the Company (the “DSS Shares”). Previously, the Company and AEI were parties to an agreement dated as of January 18, 2022 for the sale of 62,122,908 shares of stock of True Partner International Limited; such agreement has been terminated, as described in Item 1.02, below. AEI and its various subsidiaries are collectively the largest stockholder of the Company. The Company’s Executive Chairman and a significant stockholder, Chan Heng Fai, is the Chairman, Chief Executive Officer and largest shareholder of AEI. The issuance of the DSS Shares will be subject to the approval of the NYSE American and the Company’s stockholders. The Company intends to obtain the approval of its stockholders for the closing of the transactions contemplated by the True Partner Revised Stock Purchase Agreement. The foregoing summary of the True Partner Revised Stock Purchase Agreement is qualified in its entirety by reference to the True Partner Revised Stock Purchase Agreement attached hereto as Exhibit 10.2 and which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On February 28, 2022, the Company entered into an Agreement to Terminate Stock Purchase Agreement with Alset EHome International Inc. (the “True Partner Termination Agreement”) wherein the Stock Purchase Agreement entered into by and between the Company and AEI on January 18, 2022 was terminated in its entirety. Pursuant to the January 18, 2022 Stock Purchase Agreement between the Company and AEI, AEI had agreed to sell a subsidiary holding 62,122,908 shares of stock of True Partner Capital Holding Limited in exchange for 11,397,080 shares of common stock of the Company. Following the execution of the True Partner Termination Agreement, the parties entered into the True Partner Revised Stock Purchase Agreement described in Item 1.01, above, which is incorporated by reference herein. The foregoing summary of the True Partner Termination Agreement is qualified in its entirety by reference to the True Partner Termination Agreement attached hereto as Exhibit 10.3 and which is incorporated herein by reference.

On February 28, 2022, the Company entered into an Agreement to Terminate Stock Purchase Agreement with Alset EHome International Inc. (the “AEI Termination Agreement”) wherein the Stock Purchase Agreement entered into by and between the Company and AEI on January 18, 2022 was terminated in its entirety. Pursuant to the January 18, 2022 Stock Purchase Agreement between the Company and AEI, AEI had agreed to sell 877,248,065 shares of Alset International Limited to the Company in exchange for 60,798,217 newly issued shares of the Company. The foregoing summary of the AEI Termination Agreement is qualified in its entirety by reference to the AEI Termination Agreement attached hereto as Exhibit 10.4 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Number	Description
10.1	Amendment to Stock Purchase Agreement, between DSS, Inc. and Alset EHome International Inc., dated February 28, 2022
10.2	True Partner Stock Purchase Agreement, between DSS, Inc. and Alset EHome International Inc., dated February 28, 2022
10.3	True Partner Termination Agreement, between DSS, Inc. and Alset EHome International Inc., dated as of February 28, 2022
10.4	DSS Termination Agreement, between DSS, Inc. and Alset EHome International Inc., dated February 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

March 1, 2022	By:	/s/ Jason Grady
	Name:	Jason Grady
	Title:	Chief Executive Officer